SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

STANDARD MANAGEMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:[1]

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

[1]	Set forth the amount on which the filing fee is calculated and state how it was determined.

STANDARD MANAGEMENT

NOTICE OF

2 0 0 5

ANNUAL MEETING
&
PROXY STATEMENT

NOTICE OF 2005 ANNUAL MEETING
ABOUT THE MEETING
BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS
PROPOSAL TO AMEND AMENDED AND RESTATED ARTICLES OF INCORPORATION
AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
EMPLOYMENT AGREEMENTS
STOCK PERFORMANCE GRAPH
STOCK OWNERSHIP
EQUITY COMPENSATION PLAN INFORMATION
GENERAL

NOTICE OF 2005 ANNUAL MEETING

Time:	Thursday, August 17, 2005 9:30 a.m., local time

Place:	Standard Management Corporation 10689 North Pennsylvania Indianapolis, Indiana 46280 Knieser Auditorium

Proposals:	1.	To elect one Class I director to our Board of Directors for a three-year term and one Class III director to our Board of Directors for a two-year term.

	2.	To amend our Amended and Restated Articles of Incorporation to increase the authorized common stock.

	3.	To transact other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who Can Vote:	You can vote if you were a shareholder of record on July 11, 2005.

Annual Report:	A copy of our 2004 Annual Report, which includes our annual report on Form 10-K, is enclosed.

Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about July 15, 2005.

By order of the Board of Directors
Stephen M. Coons, Executive Vice President and Secretary

STANDARD MANAGEMENT

To our Shareholders:

     You are cordially invited to attend our 2005 Annual Meeting, which will be held on Wednesday, August 17, 2005 at 9:30 a.m. local time in the Knieser Auditorium at our headquarters in Indianapolis, Indiana.

     The matters to be considered at the meeting are described in the accompanying Notice of 2005 Annual Meeting and Proxy Statement.

     Regardless of your plans for attending in person, you can be sure that your shares are represented at the meeting by promptly voting and submitting your proxy through the internet, by telephone or by completing, signing, dating and returning the enclosed proxy card in the enclosed post-paid envelope. If you attend the Annual Meeting in person and wish to vote in person, you may withdraw your proxy and vote your shares personally.

     We look forward to the 2005 Annual Meeting.

Sincerely,

Ronald D. Hunter
Chairman, Chief Executive Officer and President

July 15, 2005

ABOUT THE MEETING

Why is this Proxy Statement being furnished to Shareholders?

This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Standard Management Corporation (“we”, “our”, “us”, “Standard Management” or the “Company”) for use at our 2005 Annual Meeting (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card were first sent or given to shareholders on or about July 15, 2005.

When and where is the Annual Meeting being held?

The 2005 Annual Meeting will be held at 9:30 a.m. on Wednesday, August 17, 2005 in the Knieser Auditorium at our main office, 10689 North Pennsylvania, Indianapolis, Indiana 46280.

What am I voting on?

1.	The election of one (1) Class I director to our Board of Directors for a three-year term and one (1) Class III director to our Board of Directors for a two-year term.

2.	To amend our Amended and Restated Articles of Incorporation to increase the authorized common stock.

3.	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who is entitled to vote?

Each shareholder of record of our common stock at the close of business on July 11, 2005 (the “Record Date”) is entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each voting matter.

What constitutes a quorum at the meeting?

A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. On the Record Date, there were 7,954,446 shares of common stock outstanding and entitled to vote.

A list of the shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose applicable to the meeting, during normal business hours, for a period of ten days prior to the meeting at our principal executive offices located at 10689 North Pennsylvania, Indianapolis, Indiana 46280. Our telephone number at this address is (317) 574-6200.

How many votes are required for the approval of each item?

The two nominees for Class I and III directors receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes “against” a nominee.

For the approval of the proposal to amend our Amended and Restated Articles of Incorporation to increase our authorized common stock the affirmative vote of the holders of a majority of the outstanding shares, as of the Record Date, will be required. Abstentions and broker nonvotes (as defined below) will not be counted either for or against the proposal.

Broker nonvotes:

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the proposal for election of directors and the proposal to amend our Amended and Restated Articles of Incorporation to increase our authorized common stock, the broker may vote your shares at its discretion. But for other proposals, the broker may not vote your shares at all. When that happens, it is called a “broker nonvote”. Broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum but will not otherwise affect the voting.

How do I vote before the meeting?

You have three voting options:

▪	By internet, following the instructions on your proxy card; or

▪	By telephone, following the instructions on your proxy card; or

ABOUT THE MEETING

▪	By mail by completing, signing and returning the enclosed proxy card.

The proxies will vote your shares according to your instructions.

Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy as described above.

What if I return my proxy card but do not provide voting instructions?

If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of our Board of Directors as discussed in this Proxy Statement. A proxy may indicate that all or a portion of the shares represented are not being voted by the shareholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

Can I revoke my proxy?

Yes. You may revoke your proxy at any time prior to voting at the Annual Meeting by (1) delivering written notice to Stephen M. Coons, our Secretary, (2) by submitting a subsequently dated proxy, or (3) by attending the Annual Meeting and voting in person.

BOARD OF DIRECTORS

PROPOSAL ONE

What is the current makeup of our Board of Directors?

Our Board of Directors currently consists of six persons and is divided into three classes, each of whose members serves for a three-year term. At the Annual Meeting, shareholders will elect one Class I director and one Class III director. The terms of the current Class I directors expire with this Annual Meeting.

How are directors elected?

Unless otherwise instructed, the proxies named on the proxy card will vote the proxies received by them FOR the two nominees recommended by our Board of Directors and named below. Shareholders do not have the right to cumulate votes in the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting. Thus, assuming a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as Class I and Class III directors.

Who are this year’s nominees?

Class I — Nominated To Serve Until The 2008 Annual Meeting

Dainforth B. French Jr. , 39, Mr. French has been a director since October 2004. Mr. French has served as President of Leonard Capital Markets an investment banking firm in Grosse Pointe, Michigan, since October 2004. Prior thereto from 2000 to 2004, he served as Managing Director of Donnelly Penman & Partners, an investment banking firm in Grosse Pointe, Michigan. Mr. French received his B.A. from Georgetown University and obtained his M.B.A. degree from the University of Detroit.

Class III — Nominated To Serve Until The 2007 Annual Meeting

Michael G. Browning, 59, Mr. Browning has been a director since October 2004. He has served as Chairman and President of Browning Investments, Inc. a real estate developer in Indianapolis, Indiana, since 1981. Mr. Browning serves on the board of Cinergy Corp., Indianapolis Indians, Inc. and is a member of the State of Indiana, Public Officer Compensation Commission. Mr. Browning received his B.S. from the University of Notre Dame.

Our Board of Directors recommends a vote FOR
election of these nominees as directors of our
Company.

Who are the directors, not up for re-election this year, who will continue to serve?

Class III — Serving Until The 2007 Annual Meeting

Ronald D. Hunter, 53, Mr. Hunter has been our Chairman of the Board and Chief Executive Officer since our formation in June 1989 and the Chairman of the Board and Chief Executive Officer of Standard Life since December 1987 until its sale in June 2005. From June 1989 until 2002, Mr. Hunter also served as our President. In June 2005, he was reappointed President. Previously, Mr. Hunter held several management and sales positions in the life insurance industry with a number of companies. Mr. Hunter has been widely recognized for his vision and leadership qualities, earning him the distinction of being a finalist four times for the Ernst & Young Entrepreneur of the Year award and becoming a winner in 2004 in the financial services category. He has also become well-known as the author of the book, Vision Questing: Turning Dreams into Realities.

James H. Steane II, 60, Mr. Steane has been a director since 2002. In 1999 Mr. Steane retired from Fleet Bank after 29 years in corporate banking, where he held a number of positions, including Senior Vice President and Senior Lending Officer in the Insurance and Mutual Fund Group. Mr. Steane is also the past President of Junior Achievement of Hartford, Connecticut and the American School for the Deaf. Mr. Steane received his MBA from Adelphi University.

BOARD OF DIRECTORS

Class II –Serving Until the 2006 Annual Meeting

Stephen M. Coons, 64, Mr. Coons has been a director since August 1989. Mr. Coons has been our General Counsel and Executive Vice President since March 1993 and has been our Secretary since March 1994. Mr. Coons serves as a director of Standard Life Insurance Company of Indiana and Dixie National Life Insurance Company. He was of counsel to the law firm of Coons, Maddox & Koeller from March 1993 to December 1995. Prior to March 1993, Mr. Coons was a partner with the law firm of Coons & Saint. He has been practicing law for over 30 years. Mr. Coons served as Indiana Securities Commissioner from 1978 to 1983.

Martial R. Knieser, 63, Dr. Knieser has served as President of U.S. Health Services, our wholly owned subsidiary, since January 2004 and has been a director of Standard Management since 1990. He was Director of Laboratories of Community Hospital, Indianapolis from 1978 to 1991 and was Medical Director of Stat Laboratory Services from 1989 to 1999. Dr. Knieser also served as Medical Director of Standard Life from December 1987 until its sale in June 2005. Dr. Knieser served as Director of Laboratories of St. Vincent Mercy Hospital, Elwood, Indiana until January 2005.

How long will this year’s nominees serve?

The nominee for Class I director, if elected, will serve three years until the 2008 Annual Meeting of shareholders and until his successor has been elected and qualified.

The Nominee for Class III director, if elected, will serve two years until the 2007 Annual Meeting of shareholders and until his successor has been elected and qualified.

What if a nominee is unable or declines to serve?

In the event that any nominee for our Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill the vacancy, or the number of directors constituting the full Board of Directors may be reduced. It is not expected that any nominee will be unable or will decline to serve as a director.

Can a shareholder nominate a person for election to our Board of Directors?

Our shareholders may nominate a person for election to our Board of Directors. To do so, the shareholder must provide written notice which contains the information required by our Bylaws to the Secretary of the Company. For this meeting, any such notice must be received at our principal executive office no later than the close of business on July 28, 2005. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the nominees recommended by our Board of Directors.

Who are our executive officers?

As of the date of this Proxy Statement, our Executive Officers are:

▪	Ronald D. Hunter, Chairman, Chief Executive Officer and President

▪	Stephen M. Coons, Executive Vice President, General Counsel and Secretary

▪	Martial R. Knieser, M.D., President of U.S. Health Services Corporation

▪	Michael B. Edwards, Interim Chief Financial Officer, Vice President and Controller

BOARD OF DIRECTORS

Our Board of Directors met seven times in 2004, each time pursuant to a regularly scheduled meeting. Each director attended at least 75% of the meetings of the Board of Directors or committees on which they served.

Plans for compliance with Nasdaq requirements regarding independent directors

In November 2003, The Nasdaq Stock Market adopted a series of new rules relating to corporate governance. One of the new rules requires that the boards of directors of companies listed on Nasdaq be comprised of a majority of “independent” directors. The Nasdaq rules set forth a detailed definition of “independence.” Of the six current members of our Board of Directors, only three meet the Nasdaq definition of independence (the other three directors being members of management). In order to comply with the Nasdaq director independence rule, one of the non-independent directors (Dr. Knieser) will resign from the Board of Directors, after the annual meeting to decrease the size of the Board from six to five members. Following such action, our Board will consist of five directors divided into three classes with three of such directors being “independent” as required by Nasdaq.

What are the committees of the Board?

It is the primary responsibility of our Board of Directors to oversee the management of our business. To assist in carrying out its responsibilities, our Board of Directors has established the following three standing committees:

Number of
Name of Committee and			Meetings in
Members		Functions of the Committee	2004

Audit:	▪	Reviews the results and scope of the audit and other services	8
James H. Steane II, Chair Michael G. Browning Dainforth B. French Jr.		provided by our independent registered public accounting firm to our Board of Directors.
	▪	Monitors the effectiveness of the audit effort and financial reporting as well as the adequacy of financial and operating controls.

Compensation:	▪	Approves compensation objectives and policies for all employees.	2
Michael G. Browning, Chair	▪	Responsible for developing and making recommendations to our
Dainforth B. French Jr.		Board of Directors with respect to our executive compensation policies.
James H. Steane II	▪	Determines periodically and recommends to our Board of Directors the base cash compensation for our Chief Executive Officer and other executive officers.
	▪	Reports to shareholders on executive compensation items as
required by the Securities and Exchange Commission.
	▪	Has responsibility for granting stock options to eligible members of management under, and otherwise administers the Standard Management Corporation 2002 Stock Incentive Plan (the “2002 Stock Incentive Plan”) and the Amended and Restated 1992 Stock Option Plan (the “1992 Stock Option Plan”).

Corporate Governance	▪	Recommends qualified candidates for election as officers and	1
and Nominating:		directors of the Company.
Michael G. Browning, Chair	▪	Develops and implements policies/procedures to ensure that the
Dainforth B. French Jr.		Board of Directors is appropriately constituted and organized
James H. Steane II		to meet its fiduciary obligations to the Company and its shareholders.

BOARD OF DIRECTORS

What procedures are employed by the Corporate Governance and Nominating Committee with respect to director nominations?

The Corporate Governance and Nominating Committee acts pursuant to a written charter (a copy of which is attached hereto as Appendix A and may be viewed on the Company’s website located at www.sman.com under Investor Relations), which specifies a process for identifying and evaluating nominees for director, including nominees recommended by shareholders. In this regard, the charter provides that in considering the recommendation of candidates for the Board:

•	the Committee shall identify individuals qualified to stand for re-election or to become new members of the Board, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time;

•	the Committee shall evaluate incumbent directors whose terms are expiring at the meeting and consider their qualifications to stand for re-election; and

•	the Committee shall evaluate nominees for election to the Board submitted by shareholders in accordance with procedures adopted by the Committee, our Bylaws, and applicable law.

The Corporate Governance and Nominating Committee recommended the two directors proposed for election at the Annual Meeting, which was unanimously approved by the full Board of Directors, including unanimous approval by the independent directors.

What are the minimum qualifications required to serve on our Board of Directors?

The Corporate Governance and Nominating Committee has adopted a policy to provide that all members of the Board must possess the following minimum qualifications:

•	a director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

•	a director must be prepared to represent the best interests of all of our shareholders, and not just one particular constituency;

•	a director must have a record of professional accomplishment in his or her chosen field; and

•	a director must be prepared and able to participate fully in Board activities, including membership on Board committees.

What other considerations does the Corporate Governance and Nominating Committee consider?

The Corporate Governance and Nominating Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions.

May shareholders nominate candidates for election to the Board without consideration by the Corporate Governance and Nominating Committee?

Yes. All nominations should be submitted to: Corporate Secretary, Standard Management Corporation, 10689 N. Pennsylvania, Indianapolis, Indiana 46280, together with the written consent of the recommended person to serve as a director of the Company, if elected. Nominations must be made not less than 60 nor more than 90 days prior to the Annual Meeting; provided, however, that if less than 75 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or public disclosure was made.

BOARD OF DIRECTORS

How may shareholders communicate with members of the Board?

Our shareholders may communicate directly with the Board of Directors or individual members by writing directly to it or to those individuals, care of the Secretary of our Company at our principal executive offices, together with evidence of stock ownership. We strongly encourage our Board of Directors to attend our annual meeting of shareholders. Last year, all of our directors attended the annual meeting.

All correspondence received is entered into a log for tracking purposes. The Secretary of the Company reviews such correspondence and provides the Board with a summary of such correspondence and a copy of any correspondence that, in the opinion of the Secretary, deals with the functions of the Board or the standing committees of the Board or that otherwise requires their attention, at each Board meeting. Correspondence relating to accounting, internal controls or auditing matters is immediately brought to the attention of our finance department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Have we adopted a Code of Ethics?

Yes. We have adopted a Code of Business Ethics and Conduct, which is applicable to all directors, officers and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. We have also adopted a separate Code of Ethics for Senior Financial Officers, which is applicable to the Chief Executive Officer, Chief Financial Officer, Treasurer and other designated financial employees. The complete text of both Codes is available on our website at www.sman.com under Investor Relations. We intend to post any amendments to or waivers from the Code of Business Ethics and Conduct and Code of Ethics for Senior Financial Officers at the same location on our website.

COMPENSATION OF DIRECTORS

How are directors compensated?

Cash compensation:

▪	Each of our non-employee directors receives an annual cash retainer of $22,500.

▪	Our non-employee directors also receive $1,000 per Board of Directors meeting or Board of Directors Committee meeting attended in person.

▪	All non-employee directors are reimbursed for expenses incurred in connection with their services as directors.

Stock compensation:

▪	Our Board of Directors may vary, from year to year, the number of shares subject to options granted to each non-employee director.

▪	Each such option will be exercisable for ten years and may expire earlier upon termination of service as a director.

▪	Our officers do not receive an annual retainer, meeting fees, shares of common stock or other compensation for service as directors or for service on Committees of our Board of Directors.

Are other fees/compensation paid to Directors?

No.

PROPOSAL TO AMEND AMENDED AND RESTATED
ARTICLES OF INCORPORATION

PROPOSAL TWO

     At a meeting of our Board of Directors held on June 30, 2005, the directors approved an amendment to Article V, Section I of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), to increase the number of authorized shares of our capital stock from 21,000,000 to 41,000,000 and our common stock from 20,000,000 to 40,000,000 shares. The authorized preferred stock would remain at 1,000,000. In connection therewith, the following resolution will be introduced at the Annual Meeting:

     RESOLVED: That Article V, Section I of the Articles of Incorporation, as heretofore added to or amended by articles or certificates filed pursuant to law, is amended to increase the number of shares of Standard Management’s capital stock from 21,000,000 to 41,000,000 and the number of shares of common stock from 20,000,000 to 40,000,000.

     Our Board of Directors recommends that shareholders approve the proposed amendment to our Articles of Incorporation because it considers the proposal to be in the best long-term and short-term interests of Standard Management, our shareholders and our other constituencies. The proposed increase in the number of shares of authorized capital stock and common stock will ensure that additional shares of common stock will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes.

     The Board of Directors believes that the availability of the additional shares of common stock for such purposes without delay or the necessity for a special shareholders’ meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which our securities may then be listed) will be beneficial to us by providing us with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of common stock will also enable us to act promptly when the Board of Directors determines that the issuance of additional shares of common stock is advisable. It is possible that shares of common stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

     Although we may require additional capital or other financing to fund our operations and continued growth, we do not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock which would be needed by the proposal to increase the number of authorized shares, although we are currently in discussions with certain potential acquisition candidates.

     On June 30, 2005, 7,954,446 shares of our common stock were issued and outstanding and an aggregate of 3,232,905 shares of common stock were reserved for issuance under outstanding stock options and warrants and conversations of convertible indebtedness outstanding.

     It should be noted that the availability of additional shares could render more difficult or discourage a takeover attempt. For example, additional shares of common stock could be issued and sold to purchasers who oppose a takeover bid which is not in the best long-term and short-term interests of Standard Management, our shareholders and our other constituencies or could be issued to increase the aggregate number of outstanding shares of common stock and thereby dilute the interest of parties attempting to obtain control of Standard Management. In connection with any issuance of shares of common stock, the Board of Directors is required to determine that such issuance would be in the best long-term and short-term interests of Standard Management, our shareholders and our other constituencies. The Board of Directors is presently unaware of any specific effort to accumulate the shares of our common stock or obtain control of us.

     The approval of the holders of a majority of the issued and outstanding shares of our common stock is required for the adoption of the proposed amendment to the Articles of Incorporation.

Proposal to amend amended and restated
articles of incorporation

     The text of the proposed Articles of Amendment is attached to this Proxy Statement as Appendix B. The Articles of Amendment will become effective upon filing with the Secretary of State of the State of Indiana, which is expected to occur promptly after shareholder approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

AUDIT COMMITTEE REPORT AND FEES PAID
TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

Our Board of Directors has adopted a written charter for the Audit Committee, which may be viewed on our website, www.sman.com under Investor Relations. In accordance with its written charter, the Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board. In addition, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect. In addition, the Audit Committee has received the written disclosures from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed with the independent registered public accounting firm their independence from management and the Company and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to our Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of our independent registered public accounting firm.

Our Board has determined that the members of the Committee are all independent as contemplated by the listing standards of Nasdaq as currently in effect and satisfy the Nasdaq Marketplace Rules relating to financial literacy and experience. Our Board of Directors has further determined that James H. Steane II satisfies the criteria for being an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

James H. Steane II, Audit Committee Chair
Michael G. Browning, Audit Committee Member
Dainforth B. French Jr., Audit Committee Member

Changes in Certifying Accountant

At a meeting held on October 27, 2004, our Board of Directors approved the engagement of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2004 to replace Ernst & Young LLP, who declined to stand for re-election before the Audit Committee as independent registered public accounting firm effective October 27, 2004. The Audit Committee of our Board of Directors approved the change in independent registered public accounting firm on October 27, 2004.

The audit reports of Ernst & Young LLP on our financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

AUDIT COMMITTEE REPORT AND FEES PAID
TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During the fiscal years ended December 31, 2003 and December 31, 2002, and the period through the date of this disclosure, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on our financial statements for such years.

During the fiscal years ended December 31, 2003 and December 31, 2002, and through the date of this decision, Ernst & Young LLP did not advise us with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

During the two most recent fiscal years and the period through the date of this disclosure, we did not consult with BDO Seidman LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to Independent Registered Public Accounting Firm

Subject to its discretion to appoint alternative auditors if deemed appropriate, the Audit Committee has retained BDO Seidman, LLP as auditors for the current fiscal year.

The following table sets forth the 2004 fees paid to BDO Seidman, LLP, the Company’s independent registered public accounting firm since that firm was engaged by the Company in the fourth quarter of 2004:

2004
Audit fees	$340,000
Audit-related fees	—
Tax fees	2,800
All other fees	—

Audit Fees are fees for professional services rendered by our independent public accountants for the audit of our annual financial statements, review of our quarterly financial statements or services normally provided in connection with statutory or regulatory filings.

Audit-Related Fees are fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.

Tax Fees are fees for professional services rendered by our independent public accountants for tax compliance, tax advice and tax planning. Services performed in this category included the review of our federal income tax returns.

All Other Fees are fees for professional services not included in the first three categories.

Policy for Approval of Audit and Non-Audit Services. The Audit Committee has adopted an approval policy regarding the approval of audit and non-audit services provided by the independent registered public accounting firm, which approval policy describes the procedures and the conditions pursuant to which the Audit Committee may grant general pre-approval for services proposed to be provided by our independent registered public accounting firm.

AUDIT COMMITTEE REPORT AND FEES PAID
TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

All services provided by our independent registered public accounting firm, both audit and non-audit, must be approved by the Audit Committee. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of our 2004 consolidated financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has furnished the following report on executive compensation:

What is the philosophy behind executive compensation?

The objectives of our executive compensation program are to:

▪	Support the achievement of desired Company performance.

▪	Provide compensation that will attract and retain superior talent and reward performance.

▪	Align the executive officers’ interests with our success by placing a portion of pay at risk with payout dependent upon corporate performance.

The executive compensation program provides an overall level of compensation opportunity believed to be competitive within our industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon our annual and long-term performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or individual circumstances.

What are the components of executive compensation?

Our executive officer compensation program is comprised of the following major components, all of which are intended to attract, retain and motivate highly effective executives.

1. Base Salary. Base salary levels for our executive officers are competitively set relative to companies in our industry and other comparable companies. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company. These salaries are embodied in employment agreements negotiated with our executive officers. See “Employment Agreements”.

2. Cash Incentive Compensation. Cash incentive compensation is designed to motivate our executives to attain short-term and long-term corporate goals. Annual cash bonuses are paid to our executives in accordance with their respective employment agreements and the Committee may award extraordinary bonuses from time to time in its discretion based on exceptional accomplishments or service to the Company.

3. Long-term Incentive Compensation. Long-term incentive compensation is provided to executives and other employees through the 2002 Stock Incentive Plan in the form of stock options. The objectives of the Plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareowner return, and to enable executives to develop and maintain a significant, long-term ownership position in common stock.

4. Deferred Compensation. Deferred compensation provides funds for retirement or death for certain of our executive officers, directors and management employees (and their beneficiaries). It is intended that the deferred compensation plan will aid in retaining and attracting employees of exceptional ability by providing such employees with a means to supplement their standard of living at retirement. This deferred compensation plan is intended to qualify for the exemptions described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

COMPENSATION COMMITTEE REPORT

The 2002 Stock Incentive Plan authorizes a grant of stock options, within the total number of shares authorized, to eligible officers and other key employees. The amount of common stock subject to any award made under the 2002 Stock Incentive Plan is a function of salary and position in our Company. As with the determination of base salaries and cash incentive compensation, the Compensation Committee exercises subjective judgment and discretion in view of its general policies. The Compensation Committee will act in accordance with guidelines established in the 2002 Stock Incentive Plan. Our long-term performance ultimately determines compensation from stock options, since gains from stock option exercise are entirely dependent on the long-term growth of our stock price. Awards are made at a level calculated to be competitive within our industry as well as a broader group of companies of comparable size and complexity.

How are limitations on the deductibility of compensation handled?

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a public company’s compensation deduction with respect to certain highly compensated executives in excess of $1,000,000 unless certain conditions are satisfied. We presently believe that this provision is unlikely to become applicable to us in the near future because the levels of base salary and annual cash incentive compensation of our executive officers are less than $1,000,000 per annum. Therefore, we have not taken any action to adjust our compensation plans or policies in response to Section 162(m).

What other benefits are available to our executive officers?

We provide programs to our executive officers that are generally available to all of our employees including a 401(k) plan and medical benefits.

How is the Chief Executive Officer compensated?

Mr. Hunter was appointed to the position of Chairman of the Board and Chief Executive Officer during 1989. The compensation of Mr. Hunter is established by the terms of his employment agreement. Under his employment agreement, a portion of his cash compensation is tied directly to our financial performance, because his annual cash bonus is a fixed percentage of our annual gross operating income (3% of annual gross operating income but not less than 10% of his annual salary). During 2004, Mr. Hunter’s annual base salary rate was increased from $487,000 to $498,696 in accordance with his employment agreement. Mr. Hunter’s incentive bonus in 2004 was $49,870 in accordance with his employment agreement.

Who prepared this report?

This report has been furnished by the members of the Compensation Committee

▪	Michael G. Browning, Chairman

▪	Dainforth B. French Jr.

▪	James H. Steane II

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

The following table sets forth the annual and certain other components of the compensation for the last three fiscal years earned by Mr. Hunter, Chairman and Chief Executive Officer of the Company, and our other executive officers serving as of December 31, 2004 whose salary and bonus exceeded $100,000 during 2004 (Messrs. Pheffer, Coons, Knieser and Novotney) (collectively, Messrs, Hunter, Pheffer, Coons, Knieser and Novotney are referred to as the “Named Executive Officers”):

					LONG TERM
					COMPENSATION
					AWARDS
					Securities	All Other
	Fiscal	ANNUAL COMPENSATION			Underlying	Compensation
Name and Principal Position	Year	Salary	Bonus	Other (1)	Options	(2)

Ronald D. Hunter	2004	$498,696	$49,870	$19,220	$—	$57,695
Chairman of the Board	2003	475,008	148,700	13,020	250,000	63,695
and Chief Executive Officer	2002	402,240	447,500	19,608	—	66,695

P.B. (“Pete”) Pheffer (3)	2004	364,560	36,456	—	—	25,052
Former President and	2003	350,016	135,602	—	125,000	28,052
Chief Financial Officer	2002	283,664	285,000	—	—	28,431

Stephen M. Coons	2004	229,638	22,964	—	—	19,173
Executive Vice President,	2003	224,256	—	—	—	16,819
General Counsel and Secretary	2002	219,864	121,986	—	—	16,789

Martial R. Knieser	2004	204,167	—	277,813	100,000	998
President	2003	—	—	60,940	—	—
U.S. Health Services	2002	—	—	58,280	1,500	—

Marc D. Novotney (3)	2004	230,400	—	—	—	7,582
Former President	2003	196,875	—	—	75,000	3,000
Standard Life Insurance	2002	—	—	—	—	—

(1)	With regard to Mr. Hunter, represents imputed interest on an interest-free loan made to Mr. Hunter in 1997. The balance of the loan at December 31, 2004 is $775,500. With regard to Dr. Knieser, such amounts include medical consulting fees for Standard Life of $57,640, $60,940, and $58,280 in 2004, 2003, and 2002, respectively, and consulting fees for U.S. Health Services of $220,173 in 2004.

(2)	Amounts reported for fiscal year 2004 were as follows (see the following chart)

EXECUTIVE COMPENSATION

		Key Man	Disability		Total
	401K	Insurance	Insurance	Travel	Other
Name	Contribution	Premiums	Premiums	Allowance	Compensation

Ronald D. Hunter	$8,000	$39,740	$6,955	$3,000	$57,695

P.B. (“Pete”) Pheffer	8,000	9,350	6,202	1,500	25,052

Stephen M. Coons	6,525	2,408	2,240	8,000	19,173

Martial R. Knieser	—	998	—	—	998

Marc D. Novotney	7,582	—	—	—	7,582

(3)	Mr. Pheffer resigned as an officer effective May 31, 2005. Mr. Novotney resigned as an officer effective February 15, 2005.

     The following table provides information regarding stock options granted of the Named Executive Officers during the year ended December 31, 2004.

INDIVIDUAL GRANTS

	Number of	% of Total	Exercise		Potential Realizable Value
	Securities	Options	or Base		at Assumed Annual Rates
	Underlying	Granted to	Price		of Stock Appreciation for
	Options	Employees in	($/Share)	Expiration	Option Term (1)
Name	Granted	Fiscal Year	(1)	Date	5%	10%

Ronald D. Hunter	—	—	—	—	—	—
P. B. (“Pete”) Pheffer	—	—	—	—	—	—
Stephen M. Coons	—	—	—	—	—	—
Martial R. Knieser	100,000	49.3%	$3.70	2014	$232,691	$589,685
Marc D. Novotney	—	—	—	—	—	—

(1)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the common stock over the terms of the options. These numbers do not take into account plan provisions providing for termination of the options following termination of employment of non-transferability.

     No stock options were exercised by Named Executive Officers during 2004. The following table sets forth information with respect to Named Executive Officers concerning unexercised options held as of the end of 2004.

EXECUTIVE COMPENSATION

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In the Money
	Options at FY-End		Options at FY-End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Ronald D. Hunter	854,762	83,333	$11,667	$5,833
P. B. (“Pete”) Pheffer	375,833	41,667	5,833	2,917
Stephen M. Coons	265,260	—	—	—
Martial R. Knieser	78,858	66,667	—	—
Marc D. Novotney	50,000	25,000	1,167	583

EMPLOYMENT AGREEMENTS

     We have employment agreements with Messrs. Hunter, Coons and Knieser.

     These employment agreements terminate as follows:

•	Mr. Hunter’s employment agreement is for a five-year period terminating on January 1, 2010, and it shall automatically renew annually for successive five-year periods on January 1 of each year, unless either party elects not to renew in accordance with the terms of the agreement.

•	Mr. Coons’ employment agreement terminates on July 1, 2006.

•	Dr. Knieser’s employment agreement terminates on June 1, 2006.

     If Mr. Hunter employment is terminated, for a period of two years thereafter, he shall not:

•	Within Indiana, render any services as an agent, independent contractor, consultant or otherwise become employed in the business of selling or providing life, accident or health insurance products or lending or other financial products or services sold by us or our subsidiaries.

•	Within Indiana, in any manner compete with us or with any of our subsidiaries.

•	Solicit or attempt to convert to other insurance carriers providing similar products or services provided by us, and our customers or policyholders.

     If Mr. Coons’ employment is terminated, for a period of one year thereafter, he shall not:

•	Sell or attempt to sell, within Indiana, any type of our insurance products.

•	Sell or attempt to sell any types of our insurance products that we market to our customers.

•	Within Indiana, own, be employed by, or be connected in any manner with any business similar to our type of business.

     If Dr. Knieser’s employment is terminated, for a period of two years thereafter, he shall not:

•	Engage in any business which of the source type so engaged in by U.S. Health Services or any of its subsidiaries, within the geographical area that he has been performing services for U.S. Health Services.

     Following a termination of Mr. Hunter’s employment for good reason following the event of a change-in-control, Mr. Hunter would be entitled to receive a lump-sum payment equal to five times the sum of his then-current base salary, and the average amount of the bonuses paid to him for the five preceding fiscal years. Mr. Hunter would also be entitled to receive a lump-sum payment equal to the amount determined by multiplying the number of shares of common stock subject to unexercised stock options previously granted by us and held by Mr. Hunter on the date of termination, whether or not such options are then exercisable, by the greater of (1) the highest sales price of the common stock during the preceding six-month period, and (2) the highest price paid to the holders of our common stock whereby the change in control takes place.

     Following a termination of Mr. Coons’ employment with us in the event of a change-in-control, Mr. Coons would be entitled to receive a lump sum payment equal to 2.99 times his average annual compensation payable by us to him for the five preceding calendar years and a lump sum payment, the amount determined by multiplying the number of shares of common stock subject to unexercised stock options previously granted by us and held by Mr. Coons on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the common stock on any day during the six-month period ending on the date of termination. Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled.

EMPLOYMENT AGREEMENTS

     Following a termination of Dr. Knieser’s employment with us in the event of a change-in-control, Dr. Knieser would be entitled to receive a lump sum payment equal to 2.99 times his then-current base salary, plus a severance payment equal to 12 months’ salary.

     We are obligated to pay a minimum bonus to the Messrs. Hunter, Coons and Knieser as follows:

•       Mr. Hunter receives a minimum bonus equal to 3% of our annual gross operating income, but not less than 10% of his annual salary.

•      Mr. Coons receives a minimum bonus equal to 1 1/2% of our annual gross operating income, but not less than 10% of his annual salary.

•      Dr. Knieser receives a bonus equal to 1% of the earnings, before interest and taxes, of U.S. Health Services.

     Effective May 31, 2005, P.B. (“Pete”) Pheffer resigned his positions as President and Chief Financial Officer of the Company. As a result of this resignation, Mr. Pheffer has terminated his employment agreement with the Company dated January 1, 2003 (the “Agreement”). In his letter of termination, Mr. Pheffer asserts that his termination was based upon a “change of control” of the Company, as defined in the Agreement, as a result of the sale of the Company’s wholly owned subsidiary, Standard Life Insurance Company of Indiana. Mr. Pheffer also asserts that as a result of such sale, he has experienced a change in his “authority, power, function, duties and responsibility” and that he is invoking the “good reason” clause in the Agreement. Mr. Pheffer claims that under the Agreement, as a result of his resignation “for good reason,” he is owed, no later than ten days following his resignation, a lump-sum cash severance payment of approximately $3.8 million.

     The severance payment sought by Mr. Pheffer under the Agreement includes amounts for (i) accrued, but unpaid, paid time-off and the pro rata share of his bonus for 2005; (ii) a lump sum payment of three times the sum of his current base salary and average bonus paid in the preceding three years and (iii) a lump sum stock option value payment equal to the number of shares of the Company’s common stock subject to unexercised stock options held by Mr. Pheffer (regardless of the exercise price thereof) multiplied by the highest sales price of the Company’s common stock during the six months prior to his resignation. Mr. Pheffer also claims he is entitled to receive all of his current employee benefits under medical, insurance and other employee benefit plans for 36 months following the date of his termination.

     The Company disputes Mr. Pheffer’s assertion that he had “good reason” to terminate his employment under the terms of the Agreement. Rather, it is the Company’s position that Mr. Pheffer terminated his employment “without cause,” as defined in the Agreement, and, as a result, the Company owed Mr. Pheffer only approximately $50,000 for accrued, but unpaid, paid time off and his pro rata share of his bonus for 2005. That amount has been paid to Mr. Pheffer. The Company intends to vigorously contest any additional amounts or benefits claimed by Mr. Pheffer as a result of his termination of his employment. All disputes under the Agreement are subject to binding arbitration by the parties.

     A provision of the Agreement provides that any amounts payable upon termination of the Agreement constitute wage payments under the Indiana Wage Payment Statute (the “Wage Statute”). The Wage Statute allows a party to recover liquidated damages for each day wages remain unpaid in an amount equal to ten percent of the amount due, not to exceed double the amount of wages due, and costs and reasonable attorneys’ fees if suit is filed. It is the Company’s position that Mr. Pheffer cannot invoke the Wage Statute and that this provision of the Agreement is otherwise unenforceable.

     Under the Agreement, if it is determined that any payments made to Mr. Pheffer as a result of his termination would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any penalties or interest are incurred by Mr. Pheffer with respect to such excise tax, then the Company is required to make an additional gross-up payment to Mr. Pheffer to fully compensate him for the amount of such excise tax. If the Company is required to pay Mr. Pheffer the full severance amount he is claiming under the Agreement, the Company believes such amount would be subject to the federal excise tax and, as such, the Company would be required to make an additional gross-up payment to Mr. Pheffer of approximately $1.7 million.

STOCK PERFORMANCE GRAPH

The following stock performance graph reflects a five-year comparison of cumulative total shareholder return on the assumption that $100 was invested on December 31, 1999 in each of 1) our common stock, 2) the Russell 2000 index and 3) the NASDAQ Insurance Stock Index.

The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 and the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

STOCK OWNERSHIP

COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of June 30, 2005 with respect to ownership of our outstanding common stock by:

•	all persons known to us to own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each Named Executive Officer (as such term is defined herein); and

•	all of our current executive officers and directors as a group.

	Number of
Name	Shares Owned (1)	Percent
Ronald D. Hunter (2)	1,230,810	13.84%

Martial R. Knieser (3)	416,260	5.16

Stephen M. Coons (4)	445,486	5.42

Michael G. Browning (5)	64,374	*

James H. Steane II (6)	3,500	*

Dainforth B. French Jr. (7)	47,900	*

All current directors and executive officers as a group (6 persons) (8)	2,129,226	23.41

Marc D. Novotney (9)	63,333	*

Dimensional Fund Advisors, Inc. (10) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	459,855	5.78

Henry George Luken, III (11) 900 Fairway Lane Soddy Daisy, Tennessee 37379	565,845	7.11

William A. Granberry, Joyce B. Granberry, Suellen Granberry-Hager, William A. Granberry, Jr., Gayle G. Walker, Julia G. King, and Jerry D. Stoltz, Sr. (12) 3990 Losillias Drive Sarasota, Florida 34238	628,102	7.90

P.B. (Pete) Pheffer(13)	432,784	5.17

STOCK OWNERSHIP

*	Represents less than one percent

(1)	The information set forth in this table with respect to our common stock ownership reflects “beneficial ownership” as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. The percentages are based upon 7,954,446 shares outstanding as of June 30, 2005. The percentages for each of those parties who hold options exercisable within 60 days of the date of this proxy statement are based upon the sum of 7,954,446 shares plus the number of shares subject to such options held by each such party, as indicated in the following notes.

(2)	Includes 4,670 shares beneficially owned by Mr. Hunter’s spouse/child, as to which Mr. Hunter disclaims beneficial ownership, and 37,531 shares held on Mr. Hunter’s behalf pursuant to the Standard Management 401(k) Plan as to which Mr. Hunter has investment power. Also includes 938,095 shares subject to options exercisable within 60 days of June 30, 2005. Mr. Hunter’s address is 10689 North Pennsylvania Street, Indianapolis, Indiana 46280.

(3)	Includes 2,900 shares held on Dr. Knieser’s behalf pursuant to the Standard Management 401(k) Plan as to which Dr. Knieser has investment power and 112,192 shares subject to options exercisable within 60 days of June 30, 2005. Dr. Knieser’s address is 10689 North Pennsylvania Street, Indianapolis, Indiana 46280.

(4)	Includes 2,068 shares held on Mr. Coons’ behalf pursuant to the Standard Management 401(k) Plan as to which Mr. Coons has investment power, 144,058 additional shares held under the Standard Management 401(k) Plan as to which Mr. Coons shares voting power as a result as his service as a trustee under the plan (which share amount includes the shares beneficially held under the plan for Messrs. Hunter, Pheffer and Knieser, as indicated above). Also includes 265,260 shares subject to options exercisable within 60 days of June 30, 2005. Mr. Coons’ address is 10689 North Pennsylvania Street, Indianapolis, Indiana 46280.

(5)	Includes 5,700 shares held by Mr. Browning’s spouse and 3,200 shares pursuant to which Mr. Browning has shared voting power, in both cases, as to which Mr. Browning disclaims beneficial ownership. Mr. Browning’s address is 10689 North Pennsylvania Street, Indianapolis, Indiana 46280.

(6)	Includes 500 shares subject to options exercisable within 60 days of June 30, 2005.

(7)	Includes 10,000 shares held by Mr. French’s family, as to which Mr. French disclaims beneficial ownership. Mr. French’s address is 10689 North Pennsylvania Street, Indianapolis, Indiana 46280.

(8)	Includes a total of 1,699,713 shares subject to options exercisable within 60 days of June 30, 2005.

(9)	Includes 58,333 shares subject to options exercisable within 60 days of June 30, 2005. Subsequent to the year ended December 31, 2004, Mr. Novotney is no longer employed by Standard Management.

(10)	Information with respect to Dimensional Fund Advisors, Inc. is based solely on a Schedule 13G filed by this entity with the SEC on February 9, 2005. Standard Management makes no representation as to the accuracy or completeness of the information reported by this entity.

(11)	Information with respect to Henry George Luken, III is based solely on a Schedule 13D filed by Mr. Luken with the SEC on May 14, 2003. Standard Management makes no representation as to the accuracy or completeness of the information reported by Mr. Luken.

(12)	Information with respect to William A. Granberry, Joyce B. Granberry, Suellen Granberry-Hager, William A. Granberry, Jr., Gayle G. Walker, Julia G. King, and Jerry D. Stoltz is based solely on a Schedule 13D jointly filed by such individuals with the SEC on May 11, 2005. Standard Management makes no representation as to the accuracy or completeness of the information reported by such individuals. These individuals jointly filed a Schedule 13D indicating their intention to vote together at the special meeting held on May 18, 2005.

(13)	Includes 10,284 shares held on Mr. Pheffer’s behalf pursuant to the Standard Management 401(k) Plan as to which Mr. Pheffer has investment power and 417,500 shares subject to options exercisable with 60 days of June 30, 2005. Mr. Pheffer is no longer employed by Standard Management.

EQUITY COMPENSATION PLAN INFORMATION

The following provides tabular disclosure of the number of securities to be issued upon the exercise of outstanding options, the weighted average exercise price of outstanding options, and the number of securities remaining available for future issuance under our equity compensation plans. All of our equity compensation plans have been approved by our shareholders.

	Number of		Number of
	securities to		securities
	be issued		remaining
	upon		available for
	exercise of	Weighted-average	future
	outstanding	exercise price of	issuance
	options,	outstanding	under equity
	warrants	options, warrants	compensation
Plan Category	and rights	and rights	plans
Equity compensation plans approved by security holders:
1992 Stock Option Plan	1,806,625	$6.00	—

2002 Stock Incentive Plan	683,500	$3.36	785,569

GENERAL

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Articles of Incorporation and Bylaws provide for indemnification of our officers and directors to the maximum extent permitted under the Indiana Business Corporation Law (“IBCL”). In addition, we have entered into separate indemnification agreements with some of our directors which may require, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under the IBCL.

On October 28, 1997, we made an interest free loan to Mr. Hunter, Chairman of the Board, in the amount of $775,500 in connection with a litigation settlement. The loan is repayable within 10 days of Mr. Hunter’s voluntary termination or resignation as our Chairman and CEO. In the event of a termination of Mr. Hunter’s employment following a change in control, the loan is deemed to be forgiven. The amount outstanding as of June 30, 2005 is $775,500.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent (10%) of the common stock (“Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us and written representations from certain Reporting Persons, we believe that during 2004 our Reporting Persons complied with all filing requirements applicable to them.

ANNUAL REPORT

Our Annual Report and Form 10-K for 2004 is being mailed to the shareholders with this Proxy Statement, but is not part of the proxy solicitation material.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

The proxy card accompanying this proxy statement is solicited by the board of directors. Proxies may be solicited by officers, directors or other employees of the Company, none of whom will receive any additional compensation for their services. The Company has engaged Innisfree M&A Incorporated to assist it in the solicitation of proxies in connection with the Annual Meeting. In connection with these services, the Company has agreed to pay Innisfree a fee of $6,500, plus reimbursement of certain out of pocket expenses. Solicitations of proxies may be made personally, or by mail, telephone, facsimile or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting material to their principals. All costs of soliciting proxies will be paid by the Company.

SHAREHOLDER PROPOSALS

In order for a proposal by shareholder to be included in the Proxy Statement and Proxy for the annual meeting to be held in 2006, such proposal must be received by us at our principal executive office, to the attention of the Secretary, no later than March 15, 2006 (which is 120 days prior to the anniversary of the mailing date of this Proxy Statement), assuming that the date of the annual meeting to be held in 2006 is not changed by more than 30 days from the date of this year’s annual meeting. In such event, we will provide notice of the date by which such proposals must be received in order to be included. The determination by us as to whether we will oppose inclusion of any proposal in our Proxy Statement and Proxy will be made on a case-by-case basis in accordance with the judgment of the Board and the rules and regulations promulgated by the SEC. Proposals received after March 15, 2006 will not be considered for inclusion in our proxy materials for the annual meeting in 2006.

Pursuant to the rules and regulations promulgated by the SEC, any shareholder who intends to present a proposal at the annual meeting to be held in 2006 without requesting that we include such proposal in our proxy statement should be aware that he or she must notify us at our principal executive office, attention Secretary, not later than June 1, 2006 (which is 45 days prior to the anniversary of the mailing date of this Proxy Statement) of the intention to present the proposal. Otherwise we may exercise discretionary voting with respect to such shareholder proposal pursuant to authority conferred by proxies to be solicited by our Board and delivered in connection with the meeting. In addition, pursuant to our

GENERAL

bylaws, in order to present a proposal, a shareholder must provide notice to the Secretary of the Company not less than 60 or more than 90 days prior to the meeting of the intention to make the proposal; provided that in the event less than 75 days notice of the meeting is given, notice by the shareholder to be timely must be received by the close of business on the tenth day following the notice date.

OTHER BUSINESS

Our Board of Directors knows of no other matters, other than those stated above, to be presented at the Annual Meeting. If any other matters should properly come before the meeting the proxy card, if executed and returned, gives discretionary authority to the persons named in the proxy card and it is intended that such persons will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Stephen M. Coons
Executive Vice President and Secretary

APPENDIX A

Corporate Governance and Nominating Committee Charter

A-1

STANDARD MANAGEMENT CORPORATION

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Purpose

     The purpose of the Corporate Governance and Nominating Committee (the “Committee”) is to (1) identify qualified individuals to become members of the Standard Management Corporation’s Board of Directors, (2) select the director nominees to be presented for election at each annual meeting of shareholders, (3) regularly develop, review and recommend to the Board a set of corporate governance policies applicable to the Company, and (4) provide oversight for the evaluation of the performance of the Board.

Committee Membership and Organization

     The Committee shall be compose of at least three directors, all of whom satisfy the definition of “independent” under the listing standards in effect from time to time of The Nasdaq Stock Market (“Listing Standards”) and applicable law. The Committee members shall be appointed by the Board and may be removed by the Board in its discretion in accordance with the Company’s Bylaws, as in effect at such time. The Chairman of the Committee shall be designated by the Board. The Board shall affirmatively determine at all times required by the Listing Standards that the members of the Committee are independent. As more fully set forth in the Listing Standards, independent directors must not have any current or past relationships with the Company which would interfere with his or her exercise of independent judgment or otherwise fail to meet the independence standard set forth in the Listing Standards.

Meetings

     The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities. The Committee may also act by unanimous written consent as the Committee may decide. Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company’s Bylaws, unless otherwise stated in the Bylaws or by resolution of the Board or the Committee. The Committee, as it may determine to be appropriate, may meet in separate executive sessions with other directors, the Chairman, Chief Executive Officer and other Company employees, agents or representatives invited by the Committee.

Committee Responsibilities and Authority

     The Committee shall have the following authority and responsibilities:

Nominations and Qualifications of Directors

•	Prior to each annual meeting of shareholders, following determination by the Board of the number of directors to be elected at such meeting, the Committee shall identify individuals qualified to stand for re-election or to become new members of the Board, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time; the Committee shall evaluate incumbent directors whose terms are expiring at the meeting and consider their qualifications to stand for re-election; and the Committee shall evaluate nominees for election to the Board submitted by shareholders in accordance with procedures adopted by the Committee, the Bylaws of the Company, and applicable law.

•	In the event of a vacancy on the Board, following determination by the Board that such vacancy shall be filled, the Committee shall identify individuals qualified to fill such vacancy, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time.

•	Before selecting any nominee for director, the Committee shall review the candidate’s availability and willingness to serve.

     At a minimum in light of its responsibility outlined above, the Committee shall seek candidates with the following minimum qualifications:

•	a director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

•	a director must be prepared to represent the best interests of all of the Company’s shareholders, and not just one particular constituency;

•	a director must have a record of professional accomplishment in his or her chosen field; and

•	a director must be prepared and able to participate fully in Board activities, including membership on Board committees.

     In addition, the Committee shall be guided by the belief that it is important to have directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements are very important.

     The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain any search firm to assist in identifying and evaluating director candidates and to retain independent legal counsel and any other advisors. The Company shall provide adequate funding, as determined by the Committee, for payment of compensation for any advisors retained by the Committee.

Committees and Appointments

     If and when requested periodically by the Board, the Committee shall identify and recommend to the Board the appointees to be selected by the Board for service on the Audit, Compensation, Corporate Governance and Nominating and other key committees of the Board. The Committee shall recommend to the Board, as appropriate, changes to the creation of additional committees or elimination of existing committees.

Board Size

     The Committee shall periodically review the size of the Board and recommend to the Board any adjustments in size as deemed appropriate.

2

Governance Policies

     The Committee shall regularly assess and evaluate the corporate governance principles to be recommended to the Board and which are appropriate for the Company in light of the Listing Standards and nature of the Company’s business, including the Company’s code of business conduct and ethics, and means of communicating these matters.

Reports

     The Committee shall make regular reports to the Board and will propose any necessary action to the Board.

Annual Performance Review

     The Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board.

     The Committee shall annually evaluate the Committee’s own performance and provide a report on such evaluation to the Board.

3

APPENDIX B

Proposed Articles of Amendment to Amended and Restated Articles of Incorporation

B-1

ARTICLES OF AMENDMENT
OF THE
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
STANDARD MANAGEMENT CORPORATION

     The undersigned officer of Standard Management Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the “Law”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Amended and Restated Articles of Incorporation, certify the following facts:

ARTICLE I

Amendment

Section 1. The name of the Corporation following the Amendment to the Amended and Restated Articles of Incorporation is Standard Management Corporation.

Section 2. The exact text of Article V, Section 1 of the Amended and Restate Articles of Incorporation, as amended (hereinafter referred to as the “Amendment”), now is as follows:

     The total number of shares which the Corporation has authority to issue is Forty-One Million (41,000,000) shares without par value.

Section 3. The exact text of Article V, Section 2 of the Amendment now reads as follows:

     The total authorized shares of the Corporation shall consist of the following classes and amounts:

(a) Forty Million (40,000,000) shares of Common Stock; and

(b) One Million (1,000,000) shares of Preferred Stock.

     The Common Stock of the Corporation shall in all respects entitle the holder to the same rights and preferences, and subject the holder to the same qualifications, limitations, and restrictions, as all other shareholders of Common Stock.

     The shares of Preferred Stock shall be issued from time to time in one or more series, with such distinguishing designations, and with such preferences, limitations and relative voting and other rights as shall be determined as stated by the Board of Directors before issuance of any such series, in and by the resolution or resolutions authorizing the issuance of any such series pursuant to authority so to do, which is hereby expressly vested in the Board of Directors.

ARTICLE II

Manner of Adoption and Vote

Section 1. Action by Directors.

     The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article V, Sections 1 and 2 of the Amended and Restated Articles of Incorporation. The resolution was adopted at a meeting of the Board of Directors of the Corporation held on June 30, 2005, and adopted by a majority of the members of the Board of Directors.

Section 2. Action by Shareholders.

     The Shareholders of the Corporation entitled to vote in respect of the Amendment, adopted the proposed Amendment. The Amendment was adopted at a meeting of the Shareholders held on August 17, 2005. The result of such vote is as follows:

Common Shares entitled to vote:
Common Shares voted in favor:
Common Shares voted against:
Common Shares not voted:

Preferred Shares entitled to vote:	-0-
Preferred Shares voted in favor:	-0-
Preferred Shares voted against:	-0-

Section 3. Compliance with Legal Requirements.

     The manner of adoption of the Amendment, and the vote by which it was adopted, constitute full legal compliance with the provision of the Law, the Amended and Restated Articles of Incorporation and the Bylaws of the Corporation.

ARTICLE III

Statement of Changes Made With Respect to
Any Increase in the Number of Shares
Heretofore Authorized

Aggregate Number of Shares Previously Authorized:	21,000,000

Increase:	10,000,000
Aggregate Number of Shares to be Authorized After Effect of this Amendment:	41,000,000

     I hereby verify subject to the penalties of perjury that the facts contained herein are true.

Current Officer’s Signature	Officer’s Printed Name

Ronald D. Hunter

Officer’s Title

Chairman, CEO and President

Standard Management Corporation
10689 North Pennsylvania
Indianapolis, Indiana 46280

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS.

     The undersigned shareholder of Standard Management Corporation hereby appoints Ronald D. Hunter and Stephen M. Coons or either of them, with power of substitution to each, the proxies of the undersigned to vote the common stock of the undersigned at the Annual Meeting of Shareholders of Standard Management Corporation to be held on August 17, 2005, at 9:30 a.m. at the Knieser Auditorium at 10689 North Pennsylvania, Indianapolis, Indiana 46280, and any adjournments or postponements thereof:

     1. To elect one Class I director to serve for a three-year term and one Class III director to serve for a two-year term to the Board of Directors until their successors are elected and qualified.

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary		to vote for all nominees listed
	below)		below

     Dainforth B. French Jr. (Class I nominee)

     Michael G. Browning (Class III nominee)

     INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee’s name in the space provided below.

     2. To consider and act upon the proposal to amend Standard Management’s Amended and Restated Articles of Incorporation to increase the authorized capital and common stock thereunder.

FOR	☐	AGAINST	☐	ABSTAIN	☐

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE NOMINEES LISTED ABOVE AND “FOR” THE PROPOSAL AND UNLESS INSTRUCTIONS TO THE

CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

Print Name(s):

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

Dated: